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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

AMERICAN STOCK TRANSFER & TRUST COMPANY
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-3439945 (I.R.S. employer identification No.)
59 Maiden Lane New York, New York (Address of trustee's principal executive offices)	10038 (Zip Code)

PRICELINE.COM INCORPORATED
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1528493 (I.R.S. employer identification No.)
800 Connecticut Ave. Norwalk, Connecticut (Address of principal executive offices)	06854 (Zip Code)

Debt Securities
(Title of the Indenture Securities)

GENERAL

1.    General Information.

        Furnish the following information as to the trustee:

          a.     Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, Albany, New York

          b.     Whether it is authorized to exercise corporate trust powers.

            The Trustee is authorized to exercise corporate trust powers.

2.    Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

3.    Voting Securities of the Trustee.

        Furnish the following information as to each class of voting securities of the trustee:

COL. B
COL. A
As of April 30, 2004 Amount Outstanding
Title of Class
Common Shares—par value $600 per share.	1,000 shares

4.    Trusteeships under Other Indentures.

        The Trustee is trustee for certain 1% Convertible Senior Notes due August 1, 2010, issued by the Obligor under a certain Indenture dated as of October 22, 2003.

5.    Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

        None.

6.    Voting Securities of the Trustee Owned by the Obligor or its Officials.

        None.

7.    Voting Securities of the Trustee Owned by Underwriters or their Officials.

        None.

8.    Securities of the Obligor Owned or Held by the Trustee.

        None.

9.    Securities of Underwriters Owned or Held by the Trustee.

        None.

10.    Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

        None.

11.    Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

        None.

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12.    Indebtedness of the Obligor to the Trustee.

        None.

13.    Defaults by the Obligor.

        None.

14.    Affiliations with the Underwriters.

        None.

15.    Foreign Trustee.

        Not applicable.

16.    List of Exhibits.

T-1.1—	A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.
T-1.4—
A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.
T-1.6—	The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. Exhibit A.
T-1.7—	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.—Exhibit B.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of April, 2004.

AMERICAN STOCK TRANSFER & TRUST COMPANY Trustee
By:	/s/ HERBERT J. LEMMER Vice President

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EXHIBIT A

Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

        Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

Very truly yours,
AMERICAN STOCK TRANSFER & TRUST COMPANY
By	/s/ HERBERT J. LEMMER Vice President

EXHIBIT B

AMERICAN STOCK TRANSFER & TRUST COMPANY
59 Maiden Lane
New York, NY 10038

        Consolidated Report of Condition and Income for a Bank with Domestic Offices only and Total Assets of less than $100 Million Report at Close of Business on December 31, 2003.

        All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions:
	a.	Non-interest-bearing balances and currency and coin	1,634
	b.	Interest-bearing balances	374
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	19,418
	b.	Available-for-sale securities (from Schedule RC-B, column D)	10,855
3.	Federal funds sold and securities purchased under agreements to resell
4.	Loans and lease financing receivables.
5.	Trading assets
6.	Premises and fixed assets (including capitalized leases)		7,129
7.	Other real estate owned (from Schedule RC-M)
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)
9.	Customers' liability to this bank on acceptances outstanding
10.	Intangible assets (from Schedule RC-M)
11.	Other assets (from Schedule RC-F)		5,194
12.	Total assets (sum of items 1 through 11)		44,607
LIABILITIES
13.	Deposits.
14.	Federal funds purchased and securities sold under agreements to repurchase
15.	Trading liabilities
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding
19.	Subordinated notes and debentures
20.	Other liabilities (from Schedule RC-G)		23,490
21.	Total liabilities (sum of items 13 through 20)		23,490
22.	Not applicable
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus
24.	Common stock		600
25.	Surplus (exclude all surplus related to preferred stock)		11,449
26.	a.	Retained Earnings	8,394
	b.	Accumulated other comprehensive income	674
27.	Other equity capital components
28.	Total equity capital (sum of items 23 through 27)		21,117
29.	Total liabilities and equity capital (sum of items 21 and 28)		44,607

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FORM T-1